                                                                  EXHIBIT 3.2.1

                FIRST AMENDMENT TO AMENDED AND RESTATED BYLAWS
                              OF AUDIONET, INC.

         2.10 Nomination of Directors. Nominations of candidates for election as directors at any annual meeting of stockholders may be made by the Board of Directors or by any stockholder entitled to vote at such annual meeting. Only persons nominated in accordance with the procedures set forth in this Section
2.10 shall be eligible for election as directors at an annual meeting.

         Nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of the Corporation as set forth in this Section 2.10. To be timely, a stockholder's notice shall be delivered to, or mailed and received at, the principal executive offices of the Corporation not less than 120 calendar days in advance of the date of the Corporation's proxy statement sent to stockholders in connection with the previous year's annual meeting of stockholders, except that if no annual meeting was held in the previous year or the date of the annual meeting has been changed by more than 30 calendar days from the date contemplated at the time of the previous year's proxy statement, such notice shall be received by the Corporation in a reasonable time before the solicitation is made. Such stockholder's notice shall set forth, (i) as to the candidate that the stockholder proposes to nominate for election as a director,
(a) the name, age, business address, and residence address of such person; (b) the principal occupation or employment of such person; (c) the class and number of shares of the Corporation's stock that are beneficially owned by such person on the date of such stockholder notice; and (d) any other information relating to such person that would be required to be disclosed pursuant to Regulations 13D and 13G promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), in connection with the acquisition of shares, and pursuant to Regulation 14A promulgated under the Exchange Act, in connection with the solicitation of proxies with respect to nominees for election as directors, regardless of whether such person is subject to the provisions of such regulations; and (ii) as to the stockholder giving the notice, (a) the name and address, as they appear on the Corporation's books, of such stockholder and any other stockholders known by such stockholder to be supporting such nominee; and
(b) the class and number of shares of the Corporation's stock that are beneficially owned by such stockholder on the date of such stockholder notice and beneficially owned by any other stockholders known by such stockholder to be supporting such nominee on the date of such stockholder notice.

         No person shall be elected as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section 2.10. Ballots bearing the names of all the persons who have been nominated for election as directors at an annual meeting in accordance with the procedures set forth in this Section 2.10 shall be provided for use at the annual meeting.

         The Board of Directors may reject any nomination by a stockholder not timely made or not in accordance wit the requirements of this Section 2.10. If the Board of Directors determines that the information provided in a stockholders' notice does not satisfy the information requirements of this
Section 2.10 in any material respect, the Secretary of the Corporation shall promptly notify such stockholder of the deficiency of the notice. The stockholder shall have an opportunity to cure the deficiency by providing additional information to the Secretary within five days from the date such deficiency notice is given to the stockholder. If the deficiency is not cured within such period, or if the Board of Directors reasonably determines that the additional information provided by the stockholder, together with the information previously provided by the stockholder, does not satisfy the requirements of this Section 2.10 in any material respect, then the Board of Directors may reject such stockholder's nomination. The Secretary of the Corporation shall notify a stockholder in writing whether his nomination has been made in accordance with the time and information requirements of this Section 2.10. Notwithstanding the procedures set forth in this Section 2.10, if the Board of Directors does not make a determination as to the validity of an nomination by a stockholder, the presiding officer of the meeting to which the nomination relates shall determine and declare at such meeting whether a nomination was made in accordance with the terms of this Section 2.10. If the presiding officer determines that a nomination was not made in accordance with the terms of this
Section 2.10, he shall so declare at the annual meeting, and the defective nomination shall be disregarded.

         2.11. New Business. At an annual meeting of stockholders, only such new business shall be conducted, and only such proposal with respect to such new business shall be acted upon, as shall have been brought before such meeting by or at the direction of the Board of Directors, or by any stockholder of the Corporation who complies with the notice procedures set forth in this Section
2.11. For new business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder's notice must be delivered to, or mailed and received at, the principal executive offices of the Corporation not less than 120 calendar days in advance of the date of the Corporation's proxy statement sent to stockholders in connection with the previous year's annual meeting of stockholders, except that if no annual meeting was held in the previous year or the date of the annual meeting has been changed by more than 30 calendar days from the date contemplated at the time of the previous year's proxy statement, such notice shall be received by the Corporation in a reasonable time before the solicitation is made. A stockholder's notice to the Secretary shall set forth, as to each matter of business the stockholder proposes to bring before the meeting, (i) a brief description of the matter desired to be brought before the meeting and the reasons for conducting such business at the meeting; (ii) the name and address, as they appear on the Corporation's books, of the stockholder proposing such business and any other stockholders known by such stockholder to be supporting such proposal; (iii) the class and number of shares of the Corporation's stock that are beneficially owned by the stockholder on the date of such stockholder notice and by any other stockholders known by such stockholder notice; and (iv) any financial interest of the stockholder in such proposal.

         The Board of Directors may reject any stockholder proposal not timely made or not in accordance with the requirements of this Section 2.11. If the Board of Directors determines that the information provided in a stockholder's notice does not satisfy the information requirements of this Section 2.11 in any material respect, the Secretary of the Corporation shall promptly notify such stockholder of the deficiency in the notice. The stockholder shall have an opportunity to cure the deficiency by providing additional information to the Secretary within five days from the date such deficiency notice is given to the stockholder. If the deficiency is not cured within such period, or if the Board of Directors reasonably determines that the additional information provided by the stockholder, together with information previously provided, does not satisfy the requirements of this Section 2.11 in any material respect, then the Board of Directors may reject such stockholder's proposal. The Secretary of the Corporation shall notify a stockholder in writing whether his proposal has been made in accordance with the time and information requirements of this
Section 2.11. Notwithstanding the procedures set forth in this Section 2.11, if the Board of Directors does not make a determination as to the validity of any stockholder proposal, the presiding officer of the meeting to which such proposal relates shall determine and declare at that meeting whether the stockholder proposal was made in accordance with the terms of this Section
2.11. If the presiding officer determines that a stockholder proposal was not made in accordance with the terms of this Section 2.11, he shall so declare at the meeting, and any such proposal shall not be acted upon at that meeting.

         This provision shall not prevent the consideration and approval or disapproval at the meeting of reports of officers, directors, and committees, of the Board of Directors, but in connection with such reports, no new business shall be acted upon at such annual meeting unless stated, filed, and received as herein provided.